Exhibit 99.1

Synopsys Appoints Jesse Cohn to Board of Directors

Sunnyvale, Calif., May 27, 2026 – Synopsys, Inc. (NASDAQ: SNPS) today announced it has entered into a cooperation agreement with Elliott Investment Management L.P. (together with certain affiliates, “Elliott”), including the appointment of Jesse Cohn to its board of directors as an independent director, effective June 1, 2026. Cohn is a Managing Partner at Elliott with a long track record of success as an investor in and director of public technology companies.

“As an experienced board member, Jesse brings a uniquely differentiated perspective,” said Aart de Geus, executive chair and founder of Synopsys. “He enthusiastically shares our belief that strategic focus, augmented by disciplined execution, is foundational to achieve both high impact in our industry and sustainable, long-term value creation. His joining us as a director, further strengthens our company, and I welcome Jesse’s positive engagement and contributions to our Board.”

“Synopsys is essential to the global chip industry and is well-positioned to benefit from increasing AI investment and engineering complexity,” said Cohn. “Synopsys has transformed from the leader in EDA to the leader in engineering solutions, and its differentiated portfolio provides substantial opportunity to ensure the company’s financial performance reflects the value Synopsys delivers to the industry. I look forward to working with Sassine, Aart and the rest of the team in support of the company’s efforts to drive value for all stockholders.”

“Jesse has deep appreciation for our business and the mission-critical role we play in helping customers engineer AI-powered products from silicon to systems,” said Sassine Ghazi, president and CEO of Synopsys. “As we drive increased competitive differentiation, value and execution across the business, his appointment aligns with our direction. I’ve enjoyed getting to know Jesse and welcome his constructive insights as a member of the Synopsys Board.”

With Cohn joining, the Synopsys Board of Directors expands to 11 members. Under the cooperation agreement, Elliott has agreed to customary standstill, voting, and confidentiality commitments, among other provisions. Cohn also will join the Corporate Governance and Nominating Committee of the Board. The cooperation agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Jesse Cohn

Jesse Cohn is a Managing Partner and member of the Management, Risk, Allocation and Investment Committees at Elliott. He has served as an independent director of several public technology companies including Citrix Systems, eBay, and Twitter and is a member of the advisory board at the Harvard Law School Program on Corporate Governance. Prior to joining Elliott in 2004, Cohn was an Analyst in the mergers and acquisitions group at Morgan Stanley. He earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products. We deliver industry-leading silicon design, IP, simulation and analysis solutions, and design services. We partner closely with our customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

© 2026 Synopsys, Inc. All rights reserved. Synopsys, Ansys, the Synopsys and Ansys logos, and other Synopsys trademarks are available at https://www.synopsys.com/company/legal/trademarks-brands.html. Other company or product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements concerning value creation and future financial and operational results. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q.

Contacts

Investors:	Tushar Jain
Synopsys, Inc. 650-584-4289
Synopsys-ir@synopsys.com

Media:	Cara Walker
Synopsys, Inc. 650-584-5000 corp-pr@synopsys.com